UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

February 27, 2013

GNC HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35113	20-8536244
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Sixth Avenue
Pittsburgh, Pennsylvania 15222

(Address of principal executive offices, including zip code)

(412) 288-4600

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective February 27, 2013, the Board of Directors (the “Board”) of GNC Holdings, Inc. (the “Company”) took action to increase the size of the Board from nine persons to ten persons, and the Board elected C. Scott O’Hara as a new director to fill the vacancy created by such increase.

Mr. O’Hara will serve as a Class II director, and his initial term will expire at the Company’s 2013 annual meeting of stockholders. There are no arrangements or understandings between Mr. O’Hara and any other person pursuant to which he was elected to the Board, and there are no relationships between Mr. O’Hara and the Company that would require disclosure under Item 404(a) of Regulation S-K of the Securities Exchange Act of 1934.

Mr. O’Hara will be compensated for his service as a director in accordance with the Company’s director compensation policy.

A copy of the press release announcing the election of Mr. O’Hara is attached hereto as Exhibit 99.1 and is incorporated herein by reference in response to this Item 5.02.

Item 8.01.                                        Other Events.

The Board has set May 23, 2013 as the date of the 2013 annual meeting of stockholders (the “Annual Meeting”).  The Annual Meeting will be held at the Omni William Penn Hotel, 530 William Penn Place, Pittsburgh, Pennsylvania 15219.  Stockholders of record as of the close of business on March 28, 2013 will be eligible to vote at the Annual Meeting.

Item 9.01.                                        Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description

99.1	Press Release, dated March 4, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 4, 2013	GNC HOLDINGS, INC.

	By:	/s/ Gerald J. Stubenhofer, Jr.
Gerald J. Stubenhofer, Jr.
Senior Vice President, Chief Legal Officer
and Secretary

Exhibit Index

Exhibit Number	Description

99.1	Press Release, dated March 4, 2013